EXHIBIT 11e


               HOMELAND HOLDING CORPORATION AND SUBSIDIARIES

                 Computation of Diluted Earnings Per Share

                  (In thousands, except per share amounts)



                                           Income       Shares       Per-Share
                                        (Numerator)  (Denominator)	   Amount

For the 12 weeks ended March 25, 2000:
Basic earnings per share
 Income available to common stockholders	 $    414	     4,919.4	      $ 0.08

Effect of dilutive securities:
  Stock options	                                 -         42.8

Diluted earnings per share
 Income available to common stockholders
  and assumed conversions 	               $    414	     4,962.2	     $ 0.08

For the 12 weeks ended March 27, 1999:
 Basic earnings per share
  Income available to common stockholders	$ (2,023)	     4906.5	     $(0.41)

Effect of dilutive securities:
 Stock options	                                  -	           -

Diluted earnings per share
 Income available to common stockholders
  and assumed conversions	                $ (2,023)	    4,906.5	     $(0.41)